SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): March 9, 2001

                             ISOLYSER COMPANY, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Georgia
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

         0-24866                                      58-1746149
---------------------------         --------------------------------------------
  (Commission File Number)               (I.R.S. Employer Identification No.)

4320 International Boulevard, Norcross, Georgia                 30093
--------------------------------------------------      ------------------------
(Address of Principal Executive Offices                       (Zip Code)

                                 (770) 806-9898
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets

     On March 9, 2001, Microtek Medical, Inc. ("Microtek"), a wholly owned subsidiary of Isolyser Company, Inc. ("Isolyser"), acquired from Deka Medical, Inc. ("Deka"), substantially all of the assets (the "Drape Assets") of Deka used or held for use in Deka's business of manufacturing, marketing and selling drapes for medical equipment and patients. On February 9, 2001, Microtek acquired from Deka substantially all of the assets (the "Clean-Op Assets") of Deka used or held for use in Deka's business of manufacturing, marketing and selling drapes and related supplies packaged as clean-op kits for surgical procedures (the Drape Assets and the Clean-Op Assets, collectively, the "Purchased Assets"). Deka is not an "affiliate" of Isolyser within the meaning of the Securities Act of 1933, as amended. The purchase price paid for the Purchased Assets was approximately $11.9 million, plus the assumption of certain designated liabilities, subject to post-closing adjustment. The purchase price was negotiated at arms' length.

Item 7.  Financial Statements and Exhibits

         (a)   Financial Statements of Businesses Acquired:

               The required financial statements will be filed not more than sixty days after the date this current report must be filed.

         (b)   Pro Forma Financial Information:

               The required unaudited pro forma financial information will be filed not more than sixty days after the date this current report must be filed.

         (c)   Exhibits:

               2.1 Asset Purchase Agreement dated as of February 9, 2001, among Microtek, Deka and certain stockholders of Deka.

               2.2  First  Amendment  to Asset  Purchase  Agreement  dated as of
                    February  23,  2001,   among  Microtek,   Deka  and  certain
                    stockholders of Deka.

               2.3 Second Amendment to Asset Purchase Agreement dated as of March 9, 2001, among Microtek, Deka and certain stockholders of Deka.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be duly signed on its behalf by the undersigned hereunto duly authorized.


                                  ISOLYSER COMPANY, INC.



                                  By: /s/ R.G. Wilson
                                      ------------------------------------------
                                      R. G. Wilson, Chief Financial Officer



Dated:  March 22, 2001






1340666v1